CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of January 7, 2005 is entered into by and between SECURED SERVICES INC a Delaware corporation (herein referred to as the "Company") and Crosslink Resources, Inc. a California corporation (herein referred to as the "Consultant").

                                    RECITALS

WHEREAS, Company is a publicly-held corporation with its common stock trading on the OTC Bulletin Board; and

WHEREAS, Company desires to engage the services of Consultant to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERM OF CONSULTANCY. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company. and the Consultant hereby agrees to provide services to the Company commencing once this contract has been executed and ending on December 31 2007 unless terminated by either party after the first one hundred eighty (180) days of the contract period. After the first one hundred and eighty (180) days of the contract period, either party may terminate this Agreement upon ten (10) days prior written notice. The termination notice shall be sent by overnight service by the terminating party to the terminated party's current corporate address.

2. DUTIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services:

                  (a) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts; Metrics:

                  (i.)    Define and list target financial community

                  (ii.)   Input  and  critic  of  Business  Plan,   Budget,  and
                          Presentation IR and Funding presentation material

                  (iii.)  Coordinate with company's PR firm on a scheduled basis

                  (b) Introduce the Company and arrange to have the Company present to relevant parties of the financial community including the following Metrics:

                  (i.)    10 Retail Brokers by February 25th, 2005

                  (ii.)   Additional 10 Retail Brokers by April 30th, 2005

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                  (iii.)  Minimally,  three  new  conference  calls  by  quarter beginning in Q2, 2005

                  (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community; Metrics:

                  (i.) Maintain minimally quarterly update to institutional investors

                  (d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally; Metrics:

                  (i.)    Develop  road  map  with  names,  recommended  timing,
                          specific  goals  (ie  two  new  analysts   picking  up
                          coverage by June 30th) on an annual basis

                  (e) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

                  (f) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

                  (g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

                  (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

                  (i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from

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

     time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

     Metrics:

                  (i.)    Quarterly activity report on IR activities

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

SUMMARY                                                 STOCK         WARRANTS

TERMS
Earned at 2005 raise                                   100,000
Earned at signing IR agreement                                         50,000
Earned monthly at 3,000 per month                                      72,000
Earned at 24 month anniversary                          50,000         50,000

NOTES:

     Signing warrants to be issued at last raise valuation of $1.96.

     All shares  issued at raise  price  expected  to be at raise  price of 2005
     PIPE*.

     Warrants earned at 24 month anniversary to be at raise price of 2005 PIPE*.

     Termination without cause pays out anniversary shares.

         * 2005 PIPE refers to Private Investment Public Equity targeted for the first half of 2005.

     4.1 ALLOCATION OF COMMON STOCK. All compensation will be in the form of securities as detailed on schedule A.

     4.2 CAPITAL RAISE BONUS. For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a Bonus payable in the form of 100,000 Restricted shares of the Company's Common Stock ("Common Stock"). This Bonus shall be issued to the Consultant immediately following the receipt of the $30 million raise ("the Raise"), the Company expects that the Raise will be issued at minimum price per share of ($4.00) four dollars and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company may at its sole discretion accept the Raise at a price different than $4.00. The Company may also decide to raise more or less than $30 million, but the amount of the Raise will not alter the terms of this Agreement. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The 100,000 shares of Common Stock issued as a fund raise Bonus, therefore, constitute

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

     payment for Consultant's agreement to consult to the Company and are non-refundable; such shares of common stock are not a prepayment for future services.

     4.3 BONUS AT 24 MONTH ANNIVERSARY. At the two year anniversary of this Agreement, Company agrees to issues and transfer an additional 50,000 shares of its restricted common stock to Consultant.

     4.4 MONTHLY STOCK COMPENSATION. The Company agrees to issue and deliver to the Consultant, beginning upon signing of this Agreement and thereafter on the contract anniversary day of every month for the term of this Agreement, 3,000 shares of its restricted common stock paid monthly in arrears,

     4.5 STOCK WARRANTS. Within the first 60 days of this Agreement, Company agrees to issue to Consultant 50,000 warrants to purchase its common stock. Those warrants are to be priced at $1.96.

     Additionally, upon the 24 month anniversary of this Agreement, Company agrees to issue to Consultant 50,000 warrants to purchase its common stock. Those warrants are to be priced at the valuation of the 2005 PIPE.

     4.6 The Company further agrees that all shares issued to Consultant hereunder shall carry "piggyback registration rights" whereby such shares will be included in the next registration statement filed by the company, With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"), Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are validly issued and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's board of directors.

     Further, if and in the event the Company is or the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company that results in a Change in Control of the company, the Consultant shall retain and will not be requested by the Company to return any of the shares previously transferred or owed to Consultant according to this Agreement.

5. NON-ASSIGNABILITV OF SERVICES. Consultant's services under this contract are offered to Company only and may not be assigned by Company to an entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable. and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

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

6. EXPENSES. Consultant agrees to pay for all its ordinary expenses (phone, faxing, labor, etc.). Out of pocket expenses for extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals) that have been pre-approved in writing by Company shall be paid by the Company within ten business days of receipt of invoice.

7. INDEMNIFICATION. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate to the best of its knowledge and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's negligence, or Consultant's communication or dissemination of information not provided or authorized by the Company.

8. REPRESENTATIONS. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9. LEGAL REPRESENTATION. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

10. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound. Consultant will provide Company with its Tax ID number.

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

11. ATTORNEY'S FEE. If any .legal action or any arbitration or other proceeding is brought for the enforcement or Interpretation of this Agreement, or because of an alleged dispute, breach. default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York. The' parties agree that New York City will be the venue of any dispute and will have jurisdiction over all parties.

14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement. or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in New York in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by current New York Statute and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

15. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Accepted:  January 17, 2005.
         -------------------

Secured Services Inc.


By  /s/ Michael Dubreuil
   ---------------------------------
   Michael Dubreuil, Chairman

Crosslink Financial Communications, Inc.


By: /s/ William L. Arnold
   ---------------------------------
   William L. Arnold, President                                                6